UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2017

T2 BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36571 (Commission File Number)	20-4827488 (IRS Employer Identification Number)

101 Hartwell Avenue, Lexington, Massachusetts 02421
(Address of principal executive offices, including Zip Code)

(781) 761-4646
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01              Entry into a Material Definitive Agreement.

On August 29, 2017, T2 Biosystems, Inc. (the “Company”) and SMC, Ltd. (the “Supplier”) entered into an Amendment to Supply Agreement (the “Amendment”), amending that certain Supply Agreement, dated as of October 10, 2014 (the “Supply Agreement”).

The Amendment extends the term of the Supply Agreement from October 10, 2017 to December 31, 2017. Under the terms of the Amendment, registrant and Supplier shall enter into a discussion prior to the end of the amended term regarding a new supply agreement.

The Company is seeking Confidential treatment for certain portions of the Amendment pursuant to a Confidential treatment request submitted to the Securities and Exchange Commission.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1*	Amendment to Supply Agreement, dated August 29, 2017

* Certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential treatment request.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Supply Agreement, dated August 29, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2017	T2 BIOSYSTEMS, INC.

	By:	/s/ Darlene Deptula-Hicks
Darlene Deptula-Hicks
SVP and Chief Financial Officer